EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL NAMED TO BEST-PERFORMING BANK RANKING BY
S&P GLOBAL MARKET INTELLIGENCE

PITTSBURGH - March 26, 2020 - TriState Capital Holdings, Inc.’s (Nasdaq: TSC) credit quality, profitability, and organic loan growth metrics in 2019 earned the financial services company a best-performing bank ranking from S&P Global Market Intelligence.

The company was recently named one of S&P Global Market Intelligence’s 50 best-performing U.S. community banks with assets between $3 billion and $10 billion in 2019. TriState Capital serves sophisticated corporate, institutional and high-net-worth clients through private banking, as the nation’s premier provider of non-purpose margin loans marketed through financial intermediaries, as well as commercial banking and its Chartwell Investment Partners unit.

TriState Capital had a top-10 loan growth rate, as well as the fourth-lowest adjusted Texas ratio and ratio of net charge-offs to average loans, among the ranked banks. The $7.7-billion-asset financial services company achieved these accomplishments last year by executing its philosophy of responsible growth and producing organic expansion across each of its commercial banking, private banking and investment management businesses. During 2019, it continued to maintain strong asset quality metrics, reflective of the high-touch nature of its client relationships combined with disciplined underwriting standards employed by its team.

“We are incredibly proud of TriState Capital’s dedicated team and our ability to continue providing exceptional service to our valued clients as we come together to surmount the unprecedented public health and economic challenges facing our communities, our nation and the world,” Chairman and Chief Executive Officer James F. Getz said. “Today, our branchless private and commercial bank and world-class asset manager continue to provide vital financial products, services and advice to our clients, while focusing on our team members’ well-being. We believe we have the capital, people, technology, infrastructure and liquidity to continue meeting the needs of those we serve during these extraordinary times.”

S&P Global Market Intelligence reported it ranked eligible banks based on six metrics for the year ending December 31, 2019, including “pretax return on average tangible common equity, net charge-offs as a percentage of average loans, efficiency ratio, adjusted Texas ratio, net interest margin and loan growth.” The full S&P Global Market Intelligence report is available here.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (Nasdaq: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $7.7 billion in assets as of December 31, 2019, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $9.7 billion in assets under management as of December 31, 2019, and serves institutional clients and TriState Capital’s financial intermediary network. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS

This news release includes “forward-looking statements” in reliance on the safe-harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. The words “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “maintain,” “opportunity,” “plan,” “potential,” “project,” “sustain,” “target,” “trend,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” and similar expressions, among others, generally identify forward-looking statements. Examples of forward-looking statements include, without limitation, statements relating to TriState Capital’s future plans, objectives or goals and are based on current expectations, plans or forecasts. Such forward-looking statements are subject to risks, uncertainties and changed circumstances that are difficult to predict and are often beyond TriState Capital’s ability to control. Actual results or outcomes could differ materially from those currently anticipated, discussed or projected by forward-looking statements. Such risks and uncertainties include, but are not limited to:

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EXHIBIT 99

•	those associated with COVID-19, including its possible effects on our operations, our clients and the demand for our products and services;

•
those related to difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the markets in which TriState Capital operates and in which its loans are concentrated;

•	TriState Capital's level of non-performing assets and the costs associated with resolving problem loans;

•	possible loan losses, impairment and the collectability of loans;

•	changes in market interest rates which may increase funding costs and/or reduce earning asset yields and thus reduce margin;

•
the impact of changes in interest rates on the credit quality and value of underlying securities collateral of the loan portfolio and the effect of such changes on the market value of TriState Capital's investment securities portfolio;

•
federal and state regulation, supervision and examination, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder, and potential expenses associated with complying with regulations;

•
TriState Capital's ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including our ability to generate liquidity internally or raise capital on favorable terms;

•	possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations;

•	any impairment of TriState Capital's goodwill or other intangible assets;

•	conditions in the financial markets that may limit TriState Capital's access to additional funding to meet its liquidity needs;

•
the success of TriState Capital's growth plans, including the successful integration of past and future acquisitions, the ability to fully realize the cost savings and other benefits of its acquisitions, and the ability to manage risks related to business disruption following those acquisitions;

•	TriState Capital’s ability to develop and provide competitive products and services that appeal to its customers and target markets;

•	fluctuations in the carrying value of Chartwell’s assets under management;

•	the relative and absolute investment performance of Chartwell’s investment products;

•	system failure or breaches of TriState Capital's network security;

•	TriState Capital's ability to recruit and retain key employees;

•	Chartwell’s success in negotiating distribution arrangements and maintaining distribution channels for its products;

•	the failure by a key vendor to fulfill its obligations to TriState Capital;

•	the effects of problems encountered by other financial institutions that adversely affect TriState Capital or the banking industry generally;

•	regulatory limits on TriState Capital's ability to receive dividends from its subsidiaries and pay dividends to its preferred shareholders; and

•	the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made, and TriState Capital disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of TriState Capital for any reason, except as specifically required by law. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual reports on Form 10-K and quarterly reports on Form 10-Q, and other documents the company files with the Securities and Exchange Commission from time to time.

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MEDIA CONTACT:
Hornercom
Jack Horner
412-600-2295
jack@hornercom.com

INVESTOR RELATIONS CONTACT:
Casteel Schoenborn
Jeff Schoenborn and Kate Croft
888-609-8351
TSC@csirfirm.com

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